UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
NOVEMBER 14, 2008
Date of Report (Date of earliest event reported)
EAGLE TEST SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-51828 (Commission File No.)	36-2917389 (IRS Employer Identification No.)
2200 Millbrook Drive
Buffalo Grove, Illinois 60089
(Address of Principal Executive Offices, including Zip Code)
Registrant’s telephone number, including area code: (847) 367-8282
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     In connection with the Merger (as defined below), Eagle Test Systems, Inc., a Delaware corporation (the “Company”), notified the NASDAQ Global Market (“NASDAQ”) on November 14, 2008 that the Merger was consummated and the holders of the Company’s common stock became entitled to receive $15.65 in cash, without interest and less any required withholding of taxes, for each share of common stock. NASDAQ has filed a delisting application on Form 25 with the Securities and Exchange Commission to report that the shares of the Company’s common stock are no longer listed on NASDAQ.

Item 3.03.	Material Modification to Rights of Security Holders.
     On November 14, 2008, as a result of the Merger (as defined below), each outstanding publicly-held share of the Company’s common stock was cancelled and converted into the right to receive $15.65 per share in cash, without interest and less any required withholding of taxes.

Item 5.01.	Changes in Control of Registrant.
     On November 14, 2008, the Company completed the transactions (the “Merger”) contemplated by the Agreement and Plan of Merger (the “Merger Agreement”), dated as of September 1, 2008, by and among Teradyne, Inc., a Massachusetts corporation (“Teradyne”), Turin Acquisition Corp., a Delaware corporation and a direct wholly owned subsidiary of Teradyne (“Merger Sub”), and the Company. As a result of the Merger, Merger Sub was merged with and into the Company, with the Company being the surviving corporation. Upon completion of the Merger, the Company became a wholly-owned subsidiary of Teradyne. Pursuant to the Merger Agreement, each share of the Company’s common stock issued and outstanding immediately prior to the effective time of the Merger was cancelled and converted into the right to receive $15.65 in cash, without interest and less any required withholding of taxes.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers’ Compensatory Arrangements of Certain Officers.
     In connection with the Merger, each of Leonard A. Foxman, Theodore D. Foxman, Michael C. Child, William H. Gibbs, Ross W. Manire and David B. Mullen resigned from his respective position as a member of the Board of Directors, and any committee thereof, of the Company. Following the Merger and pursuant to the Merger Agreement, Michael A. Bradley, Gregory R. Beecher and Eileen Casal will serve as the directors of the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

EAGLE TEST SYSTEMS, INC.
November 17, 2008	By:	/s/ Stephen J. Hawrysz
		Name:	Stephen J. Hawrysz
		Title:	Chief Financial Officer